Exhibit 1(a)(vii)

CORPORATE ACCESS NUMBER: 206816738

Alberta

BUSINESS CORPORATIONS ACT

CERTIFICATE
OF
AMENDMENT

VALCENT PRODUCTS INC.
AMENDED ITS ARTICLES ON 2005/04/19.

Certified Copy
 Name/Structure Change Alberta Corporation - Registration Statement

Service Request Number:	7207821

Corporate Access. Number:	206816738

Legal Entity Name:	NETTRON.COM, INC.

French Equivalent Name:

Legal Entity Status:	Active

Alberta Corporation Type:	Named Alberta Corporation

New legal entity Name:	VALCENT PRODUCTS INC.

New French Equivalent Name:

Nuans: Number:

Nuans: Date:	83177982

French NUB.. Number: French Nuans Date:	2005/04/15

Share Structure:

Share Transfers Restrictions:

Number of Directors:

Min Number of Directors:

Max Number of Directors: Business

Restricted To: Business Restricted

From: Other Provisions:

BCA Section/Subsection:

173(1)(A) AND (F)

Professional endorsement Provided:

Future Dating, Required:

Annual Return

File Year	Date Filed
2005	2005/03/25
2004	2004/02/06
2003	2003/02/10

Attachment

Attachment Type	Microfilm Bar Code	Date Recorded
Consolidation, Split, Exchange	ELECTRONIC	1999/07/08

Letter - For Legal Name Change	10000096000304942	2002/02/25

Consolidation: Split, Exchange: Electronic	112005104/19	2005/04/19

Registration Authorized By:	DOUGLAS E. FORD
DIRECTOR

SHARE CONSOLATION

Pursuant to section 173(1)(f) of the Business Corporation Act (Alberta), the number of issued and outstanding Common shares of the Corporation be changed by consolidating the issued and outstanding. common shares of the Corporation on the basis that every three (3) common shares outstanding before the consolidation shall be consolidated into one (1) common share after the consolidation; provided that, if as a result of such consolidation a holder of common shares of the Corporation is entitled to receive a fraction of a common share, then in respect of such fraction the holder shall be entitled to receive that number of common shares equal to the nearest whole number of common shares to be issued with a fraction of one-half or greater rounded up.